QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the SEC Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
EDWARDS LIFESCIENCES CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 9, 2003

To our Stockholders:

        The Board of Directors joins me in inviting you to attend the 2003 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at One Edwards Way, Irvine, California, on Wednesday, May 14, 2003, commencing at 10:00 a.m., Pacific Daylight Time. Registration will begin at 9:00 a.m. and refreshments will be provided.

        Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Stockholders also may access the Notice of Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

        At the meeting, in addition to discussing matters described in the Proxy Statement, I will report on our year 2002 achievements and discuss our plans for continued growth and success.

        We look forward to seeing you at the upcoming Annual Meeting of Stockholders.

Sincerely,

Michael A. Mussallem
 Chairman of the Board and
Chief Executive Officer

Edwards Lifesciences Corporation
One Edwards Way
Irvine, CA USA 92614
Phone: 949.250.2500 www.edwards.com

EDWARDS LIFESCIENCES CORPORATION
One Edwards Way
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2003

To the Stockholders of

EDWARDS LIFESCIENCES CORPORATION

        The 2003 Annual Meeting of Stockholders of Edwards Lifesciences Corporation, a Delaware corporation, (the "Company") will be held at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614 on Wednesday, May 14, 2003, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect two directors to hold office for three years;

  2.
  To amend the Company's Long-Term Stock Incentive Compensation Program, including an increase in the number of shares of common stock authorized for issuance by 3,000,000 shares, from 12,500,000 shares to 15,500,000 shares and a change in certain other provisions for better alignment with stockholder interests;

  3.
  To ratify the appointment by the Board of Directors of the firm PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal year 2003; and

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

        Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, please vote your shares by either (1) completing, signing, dating and returning the enclosed proxy card in the enclosed, postage-prepaid envelope, (2) calling the toll-free number listed on the proxy card, or (3) accessing the Internet as indicated on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By Order of the Board of Directors,

Bruce P. Garren Corporate Vice President, General Counsel and Secretary
April 9, 2003

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Edwards Lifesciences Corporation, a Delaware corporation, (the "Company") for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Daylight Time, on May 14, 2003, at the corporate headquarters of the Company, located at One Edwards Way, Irvine, California 92614.

        The Board of Directors has fixed the close of business on March 24, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 24, 2003, the Company had outstanding 60,339,300 shares of common stock. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to and including the date of the meeting, at the offices of the Company located at One Edwards Way, Irvine, California 92614.

        Whether or not you plan to attend the Annual Meeting, please vote in one of the following three ways:

  •
  complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;
  •
  call the toll-free number listed on the proxy card; or
  •
  access the Internet as indicated on the proxy card.

        The proxy holders appointed by the Company will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders appointed by the Company to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

        You may revoke your proxy at any time prior to the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by voting by telephone or via the Internet at a later time, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

        These proxy materials are first being sent to stockholders on or about April 9, 2003.

Voting Information

        The presence at the Annual Meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Broker non-votes and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        Each stockholder is entitled to one vote per share on each proposal to be voted upon at the meeting. The affirmative vote of a plurality of the shares of common stock represented at the Annual Meeting, in person or by proxy, is necessary for the election of directors. Broker non-votes and abstentions (or instructions to "withhold authority" as to the election of any director nominees) will not affect the outcome of the election of directors.

        The affirmative vote of a majority of shares of common stock present at the Annual Meeting, in person or by proxy and entitled to vote on the proposal, is necessary for the approval of the amendment to the Company's Long-Term Stock Incentive Compensation Program and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2003. With respect to both of these proposals, abstentions are considered as if they were votes against the proposal. Shares for which there are broker non-votes with respect to these proposals, however, are not considered as present and entitled to vote.

        A stockholder may revoke his or her proxy at any time before it is actually voted at the Annual Meeting by delivering written notice or revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by voting by telephone or via the Internet at a later time, or by attending the Annual Meeting and voting in person. If no direction is made on a proxy card, such shares will be voted FOR the election of the named director nominees to serve as directors, FOR the amendment to the Long-Term Stock Incentive Compensation Program and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2003. With respect to any other matter properly presented at the Annual Meeting, the proxy card gives authority to the proxy holders appointed by the Company to vote a stockholder's shares in their discretion.

Proxy Solicitation Costs

        Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, also may solicit proxies by mail, telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons.

        In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist with the distribution and solicitation of proxies for a fee of $10,000, plus expenses for these services.

Deadline for Receipt of Stockholder Proposals for the 2004 Annual Meeting

        In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Statement for the 2004 Annual Meeting of Stockholders, the written proposal must be received by the Secretary of the Company at the Company's offices no later than December 11, 2003. The proposal must comply with the requirements of the proxy rules established by the Securities and Exchange Commission.

        If a stockholder intends to submit at the 2004 Annual Meeting of Stockholders a proposal that is not eligible for inclusion in the Proxy Statement, the deadline for submitting the proposal is determined under the Company's bylaws, which state that the deadline is dependent upon the date of the 2004 Annual Meeting. If the date of the 2004 Annual Meeting is within 30 days of the anniversary date of the 2003 Annual Meeting of Stockholders, then the stockholder proposal must be in writing and received by the Secretary of the Company no earlier than February 4, 2004 and no later than March 1, 2004. If, however, the date of the 2004 Annual Meeting is more than 30 days before or after May 14, 2004, then the stockholder proposal must be in writing and received by the Secretary of the Company not later than the close of business on the 10th day following the day on which the notice of the date of the 2004 Annual Meeting is mailed or public disclosure of the date of the 2004 Annual Meeting is made, which ever occurs first. The stockholder's submissions must include certain specified information concerning the proposal or nominee, as applicable, and information regarding the stockholder's ownership of the Company's common stock. Proposals not meeting the requirements set forth in the Company's bylaws will not be entertained at the 2004 Annual Meeting. Stockholders should contact the Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to make any submission or to obtain additional information as to the proper form and content of submissions. The Company did not receive any stockholder proposals this year.

PROPOSAL 1

ELECTION OF DIRECTORS

        The business of the Company is managed under the direction of the Board of Directors. The Board of Directors is presently comprised of six directors, divided into three classes. At the Annual Meeting, two directors will be elected to serve until the annual meeting in the year 2006, or until their successors are elected and qualified. The nominees for election as directors are identified below. Both nominees standing for election have indicated a willingness to serve if elected. However, if either nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board of Directors.

        Ms. Corinne H. Lyle, who joined the Board in 2001 and was a member of the Audit and Public Policy Committee, resigned as a director effective as of March 6, 2003, in connection with commencing duties as an executive officer of the Company. On March 17, 2003, she became the Company's Corporate Vice President, Chief Financial Officer and Treasurer. The Board of Directors wishes to thank Ms. Lyle for her service as a director and looks forward to working with her in her new position.

Nominees

        The following persons, if elected at the Annual Meeting, will serve as directors until the annual meeting in the year 2006, or until their successors are elected and qualified.

CLASS III DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2006

        Mr. Michael A. Mussallem, age 50. Mr. Mussallem has been a director of the Company since 2000. Mr. Mussallem is Chairman of the Board and Chief Executive Officer of the Company. He joined Baxter International Inc. in 1979 and was the Group Vice President of its CardioVascular business from 1994 to 2000 and Group Vice President of Baxter's Biopharmaceutical business from 1998 to 2000. During his tenure at Baxter, Mr. Mussallem held a variety of positions with increasing responsibility in engineering, product development and senior management. He was appointed General Manager of Access Products in 1984, Vice President and General Manager of Pharmaceuticals in 1986, President of the Perfusion Products business in 1988 and President of the Critical Care business in 1993. In 1994, Mr. Mussallem was named Group Vice President for Baxter's Surgical Group. From 1996 until 1998, he was the Chairman of Baxter's Asia Board overseeing Baxter's operations throughout Asia. Mr. Mussallem also is a director of Advanced Medical Optics, Inc., World Heart Corporation and the Advanced Medical Technology Association (AdvaMed), and is Chairman-elect of the Board of Directors of the California Healthcare Institute.

        Mr. Mike R. Bowlin, age 60. Mr. Bowlin has been a director of the Company since 2000. Mr. Bowlin served as Chairman of the Board of Atlantic Richfield Company from 1995 to 2000. He also served as its President from 1993 to 1998, and as its Chief Executive Officer from 1994 to 2000. Atlantic Richfield Company and its subsidiaries, which merged with BP Amoco in 2000, were engaged in the worldwide exploration, development, production, transportation and refining of petroleum and natural gas. Mr. Bowlin also is a director of Wells Fargo & Company, FMC Technologies, Inc. and the University of North Texas Foundation, and is a member of the M.D. Anderson Cancer Center Board of Visitors.

        The Board of Directors of the Company recommends votes FOR the election of both of the nominees for director.

Other Directors

        The following persons are currently directors of the Company whose terms will continue after the Annual Meeting.

CLASS I DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2004

        Mr. Robert A. Ingram, age 60. Mr. Ingram was appointed as a director by the Board on February 20, 2003. He currently serves as Vice Chairman of Pharmaceuticals, GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals. Mr. Ingram served as GlaxoSmithKline's Chief Operating Officer and President of Pharmaceuticals from January 2001 until his retirement in December 2002. Prior to that, he was Chief Executive Officer of Glaxo Wellcome plc from 1997 to 2000, and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc's United States subsidiary, from January 1999 to December 2000. From 1997 to 1999, Mr. Ingram served as Chairman and President of Glaxo Wellcome plc. Mr. Ingram also is a director of Wachovia Corporation, Nortel Networks Corporation, Lowe's Companies, Inc., Molson Inc. and Misys plc. In addition, he is Chairman of the Board of the American Cancer Society Foundation and the CEO Roundtable on Cancer, and is a director of Project Hope.

        Mr. Vernon R. Loucks Jr., age 68. Mr. Loucks has been a director of the Company since 2000. Mr. Loucks is Chief Executive Officer and a director of Segway LLC, a company providing solutions to short-distance travel. He was appointed Chief Executive Officer of Segway LLC in January 2003. Previously, Mr. Loucks served as a director of Baxter International Inc. from 1975 through 1999, including Chairman of the Board since 1987. He was Chief Executive Officer of Baxter from 1980 through 1998 and was first elected as an officer of Baxter in 1975. Mr. Loucks also is a director of Affymetrix Inc., Anheuser-Busch Companies, Inc., Emerson Electric Co. and GeneSoft, Inc., and is a trustee of The Lawrenceville School.

CLASS II DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2005

        Mr. Philip M. Neal, age 62. Mr. Neal has been a director of the Company since 2000. Mr. Neal is Chairman of the Board and Chief Executive Officer of Avery Dennison Corporation, a Fortune 500 company that manufactures and markets a wide range of products for consumer and industrial markets, including Avery-brand office supplies and Fasson-brand self-adhesive materials. Mr. Neal joined Avery Dennison in 1974, and served as President and Chief Operating Officer from 1990 to 1998. He was elected Chief Executive Officer in 1998 and appointed Chairman in 2000. In addition to being a director of Avery Dennison Corporation, Mr. Neal serves as a director of the Los Angeles Music Center, a trustee of Pomona College and the California Institute of Technology, and a member of the Board of Governors of Town Hall of California, California Business Roundtable and the Los Angeles Business Advisors.

        Mr. David E.I. Pyott, age 49. Mr. Pyott has been a director of the Company since 2000. Mr. Pyott is Chairman of the Board, Chief Executive Officer and President of Allergan, Inc., a global health care company that provides eye care and specialty pharmaceutical products worldwide. Prior to joining Allergan in 1998, he was a division president and a member of the executive committee of Novartis AG, and before 1996 he held various positions with Sandoz International AG and Sandoz Nutrition Corporation. In addition to being a director of Allergan, Inc., he is a member of the board of directors of Avery Dennison Corporation and Advanced Medical Optics, Inc. He also is a director of the Pharmaceutical Research & Manufacturers of America, serves on the Directors' Board of the University of California (Irvine) Graduate School of Management and is Chairman of the Board of the California Healthcare Institute.

Meetings

        During the year ended December 31, 2002, the Company's Board of Directors held five meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors and any applicable committee held during the period of his tenure in 2002.

Committees

        To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the bylaws of the Company established an Audit and Public Policy Committee and a Compensation and Planning Committee. The Board of Directors does not have a standing nominating committee; however, the Compensation and Planning Committee fills this role by annually recommending to the Board of Directors a slate of nominees to be proposed by the Board to the stockholders as nominees for election. The Board of Directors is permitted to establish other committees from time to time as it deems appropriate.

Audit and Public Policy Committee

        The responsibilities of the Audit and Public Policy Committee (the "Audit Committee") are included in its written charter, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews the scope of the audit by the independent auditors, inquires into the effectiveness of the Company's accounting and internal control functions and recommends to the Board of Directors any changes in the appointment of independent auditors that the Audit Committee may deem to be in the best interests of the Company and its stockholders. The Audit Committee also assists the Board of Directors in establishing and monitoring compliance with the ethical business practice standards of the Company. The Audit Committee consists solely of directors who are independent of management. The Audit Committee held three meetings in 2002. The current members of the Audit Committee are: Philip M. Neal (Chairperson), Robert A. Ingram and David E.I. Pyott.

        Ms. Corinne H. Lyle resigned her position as a director and a member of the Audit Committee effective as of March 6, 2003, in connection with commencing duties as an executive officer of the Company. On March 17, 2003, she became the Company's Corporate Vice President, Chief Financial Officer and Treasurer. Mr. Ingram was appointed to the Audit Committee effective as of March 28, 2003.

Compensation and Planning Committee

        The Compensation and Planning Committee (the "Compensation Committee") determines the compensation of executive officers and outside directors, exercises authority of the Board of Directors concerning employee benefit plans and advises the Board of Directors on other compensation and employee benefit matters. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding candidates for election as directors of the Company. The Compensation Committee also advises the Board of Directors on board committee structure and membership and corporate governance matters. The Compensation Committee consists solely of directors who are independent of management. The Compensation Committee held four meetings in 2002. Members of the Compensation Committee are: Vernon R. Loucks Jr. (Chairperson), Mike R. Bowlin and David E.I. Pyott.

Compensation of Directors

        Cash compensation of nonemployee directors consists of a $20,000 annual retainer. Chairpersons of committees receive an additional annual retainer of $5,000. Employee directors are not compensated separately for their Board or committee activities.

        In addition, to align the directors' interests more closely with the interest of the Company's stockholders, each nonemployee director annually receives an option to purchase 10,000 shares of common stock under the Company's Nonemployee Directors and Consultants Stock Incentive Program (the "Nonemployee Directors Program"). The annual options are granted on the day after the Company's annual meeting and become exercisable 50% per year over two years measured from the grant date. The exercise price of these options is the fair market value of the common stock on the grant date, as fair market value is defined in the Nonemployee Directors Program.

        In lieu of all or part of a director's annual cash retainer, the director may elect to receive an option to purchase shares of common stock under the Nonemployee Directors Program. If a director makes a timely election, the option is granted on the date the cash retainer would otherwise have been paid and the number of shares subject to the option is equal to four times the amount of shares that could have been purchased on the grant date with the amount of the director's cash retainer foregone to receive the option. The option is exercisable in full on the grant date and the exercise price per share is the fair market value per share of the common stock on the date of grant, as fair market value is defined in the Nonemployee Directors Program.

        Upon a director's initial election to the Board, the director receives an initial grant of 5,000 shares of restricted common stock, which shares vest 50% per year over two years measured from the grant date. Mr. Ingram received an issuance of 5,000 shares of restricted common stock upon his appointment to the Board on February 20, 2003.

Stock Ownership Guidelines for Directors

        The Board of Directors has adopted stock ownership guidelines for directors, which are described in the Company's Corporate Governance Guidelines attached as Appendix B to this Proxy Statement. The Guidelines also are posted under the Investor Information section of the Company's website (www.edwards.com). The Board anticipates amending the Guidelines to conform fully to the proposed changes in the New York Stock Exchange ("NYSE") corporate governance rules once the NYSE rules are finalized.

PROPOSAL 2

AMENDMENT OF LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM

        On February 20, 2003, the Board of Directors amended the Company's Long-Term Stock Incentive Compensation Program (the "Incentive Program"), subject to stockholder approval. The proposed amendment will:

  •
  increase the number of shares of common stock available for issuance under the Incentive Program by 3,000,000 shares, from 12,500,000 shares to 15,500,000 shares;

  •
  require stockholder approval to either amend outstanding options for the sole purpose of lowering the exercise price or to cancel and reissue options to lower the exercise price; and

  •
  provide that the term of options granted after February 20, 2003 will generally be seven years (reduced from 10 years), unless determined otherwise by the committee that administers the Incentive Program.

        In addition, if stockholders approve this amendment to the Incentive Program, the Board of Directors has decided that options granted in the future will generally vest over four years instead of over three years, which generally has been the vesting term of options.

        As of December 31, 2002, a total of 1,761,477 shares of common stock remained available for new awards under the Incentive Program (not including shares subject to outstanding awards), and a total of 9,794,010 shares were subject to outstanding options (of which approximately 5.8 million shares were fully vested as of April 3, 2003, and, when exercised, will significantly reduce the total shares available for new awards).

        Of the shares remaining available for new awards, approximately 1.3 million shares of common stock will be used during 2003 and 2004 for regular programs implemented since the Company's spin-off from Baxter International Inc. ("Baxter") to further establish the Company's ownership culture, such as new hire awards, sales incentive grants and "transition options" intended to facilitate the transition of certain longer service salaried employees out of Baxter's pension plan. (For more information, see "Transition Options for Salaried Exempt Employees" on page 23.) Accordingly, only approximately 430,000 shares of common stock remain available for performance-based awards under the Incentive Program, not including shares subject to outstanding awards.

        The purpose of the proposed amendment is to afford the Company the continued ability to implement its compensation strategy, which is intended to use appropriate and competitive incentives that reward value creation to align the Company's short-term and long-term goals and resulting performance with the interest of stockholders. The compensation strategy also is designed to retain and attract eligible employees and contractors by providing them with competitive performance-based equity incentives. The Company's compensation strategy has always been to provide long-term equity incentives to eligible employees as a part of their total compensation package, with higher-level executives receiving a significant portion of their total compensation in equity awards. This strategy has enabled the Company not only to provide performance-based incentives to employees to reinforce the ownership culture that has been important to the Company's success, but also has enabled the Company to use its cash from operations for other purposes that are critical to the future success of the Company, such as investing in research and development projects.

        The Company has not requested additional share authorization since the inception of the Incentive Program in 2000, and at the same time has experienced substantial growth in economic value while both achieving short-term objectives (e.g., the divesture of non-strategic businesses) and investing in longer term objectives (e.g., the development of new technologies to help accelerate growth). While the Company recognizes that this request is being made at a time when there are events and circumstances influencing stockholder views and concerns about equity incentives, the Company has projected that it will need additional shares at this time to continue to use stock-based compensation to provide competitive long-term incentives to its eligible employees. Although the Company's compensation strategy has been formulated for the long-term, the Company is requesting stockholder approval of only the number of shares anticipated to be necessary to implement its equity-based compensation strategy for approximately the next year (through early 2004).

        The Incentive Program was initially adopted by the Board of Directors on March 10, 2000, and was subsequently approved by the stockholders. The amendment that is the subject of this proposal was adopted by the Board of Directors on February 20, 2003, and is subject to stockholder approval.

        The following is a summary of the principal features of the Incentive Program, as most recently amended. This summary, however, does not purport to be a complete description of the Incentive Program. A copy of the amended and restated Incentive Program is attached as Appendix C to this Proxy Statement.

Administration

        The Incentive Program is administered by the Compensation and Planning Committee of the Board of Directors, which must consist of at least two members who qualify as nonemployee directors under the definition in Section 16 of the Securities and Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code. The Compensation and Planning Committee may, and has, delegated authority to the Chairman of the Board and Chief Executive Officer to grant options to eligible employees who are not executive officers. For purposes of this proposal, "Committee" will refer to the Compensation and Planning Committee and any authorized designee.

Eligibility

        Only employees and contractors of the Company or its subsidiaries are eligible to participate in the Incentive Program. As of December 31, 2002, eleven executive officers and approximately 5,000 employees were eligible to participate in the Incentive Program.

Share Reserve

        Subject to adjustment for certain changes in the Company's capitalization, a total of 15,500,000 shares of the Company's common stock will be authorized for issuance under the Incentive Program, including the 3,000,000 shares that are the subject of this proposal. Should stockholders approve this proposal, approximately 4.8 million shares will be available for new issuance (not including shares subject to outstanding awards).

Types of Awards

        Four types of awards may be granted under the Incentive Program: options, restricted stock, performance shares and performance units. To date, only options have been issued under the Incentive Program.

        Stock Options.    Nonqualified and incentive stock options may be granted under the Incentive Program. The Committee has the discretion to select eligible employees and contractors to receive options, and determine the type, number of shares, exercise price and other terms of options granted under the Incentive Program. Except for options that were converted from Baxter stock options at the time of the spin-off in 2000, no option may be granted at less than the current fair market value of the shares, which is defined as the closing price of the Company's common stock on the day before the grant date. As of March 31, 2003, the closing price per share of the Company's common stock was $27.40.

        In addition, the term of options may not be greater than 10 years, unless the Committee determines that a longer term is necessary to comply with applicable laws or to qualify for favorable tax treatment. For example, in some foreign jurisdictions, options with terms longer than 10 years receive favorable tax treatment. The term of options granted after February 20, 2003, generally will not exceed seven years, unless determined otherwise by the Committee. Options may terminate sooner in accordance with their provisions, such as upon the employee's termination of employment. Options that are currently outstanding generally vest over three years from the grant date. If stockholders approve this proposal, the Board of Directors has decided that options granted in the future will generally vest over four years from the grant date.

        Subject to adjustment for certain changes in the Company's capitalization, no more than 1,000,000 shares in aggregate may be granted in the form of stock options to a participant per fiscal year.

        Restricted Stock.    Shares of common stock that have restrictive conditions may be issued under the Incentive Program. The Committee has the discretion to select eligible employees and contractors to receive restricted stock, and determine the number of shares, purchase price (if any), conditions of restriction and other terms of restricted stock issued under the Incentive Program. A participant who receives an award of restricted stock will have stockholder rights, including voting and dividend rights, for those shares unless the Committee determines otherwise.

        Subject to adjustment for certain changes in the Company's capitalization, not more than 500,000 shares may be issued as restricted stock awards under the Incentive Program, and no more than 50,000 shares in aggregate may be issued as restricted stock to any participant during a fiscal year.

        Performance Shares and Performance Units.    Performance shares or performance units may be granted under the Incentive Program. These awards give the participant the opportunity to earn a payment (in either shares or cash) if certain specific performance goals are attained during a defined performance period. The difference between performance shares and performance units is that the value of a performance share is based on the value of a share of the Company's common stock, while the value of a performance unit is determined solely by the Committee (the value can be more or less than the value of a share of the Company's common stock). The Committee has the discretion to select eligible employees and contractors to receive performance share or unit awards, and determine the type, the performance period and other applicable terms.

        Subject to adjustment for certain changes in the Company's capitalization, no more than the value of 100,000 shares of the Company's common stock (as determined at the end of the performance period) may be paid pursuant to an award of performance shares granted in any fiscal year to a participant. Also, no more than $2 million (as determined at the end of the performance period) may be paid pursuant to an award of performance units granted in any fiscal year to a participant.

Stock Awards

        The table below shows the number of options granted under the Incentive Program between April 1, 2000 (the inception of the Incentive Program) and March 31, 2003, to the individuals and groups indicated. Directors who are not employees are not eligible to participate in the Incentive Program, and accordingly none of the Company's nonemployee directors have received options under the Incentive Program. (Nonemployee directors are eligible to participate in the Company's Nonemployee Directors and Consultants Stock Incentive Program.)

Name	Options Granted (Number of Shares)
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	1,012,422
Stuart L. Foster Corporate Vice President, Technology and Discovery	454,668
Bruce J. Bentcover Corporate Vice President, Chief Financial Officer and Treasurer*	278,250
Anita B. Bessler Corporate Vice President, Global Franchise Management	377,429
Andre-Michel Ballester Corporate Vice President, Europe and Intercontinental	278,927
All current executive officers as a group (11)	3,046,411
All employees, including current officers who are not executive officers, as a group (4,311)	8,870,613

*
Effective as of March 17, 2003, Mr. Bentcover resigned as, and Corinne H. Lyle became, the Company's Corporate Vice President, Chief Financial Officer and Treasurer.

Section 162(m) Performance Goals

        The awards granted under the Incentive Program may be subject to the attainment of performance goals for purposes of Section 162(m) of the Internal Revenue Code. Performance goals for performance-based grants may include earnings per share, net income (before or after taxes), return measures (such as return on assets, capital equity or sales), cash flow on investments, gross revenues, market-to-book value ratio, share price, working capital measures, economic value added and percentage of sales generated by new products.

Amendment of the Incentive Program

        The Board may alter, amend, suspend or terminate the Incentive Program at any time and the Committee may amend awards previously granted. However, except for adjustments made in connection with changes in the Company's capitalization, the Committee may not amend outstanding options for the sole purpose of lowering the exercise price or to cancel and reissue options to lower the exercise price, without stockholder approval.

        In addition, no termination, amendment or modification of the Incentive Program or amendment of previously granted awards may adversely affect in any material way a previously granted award, without the consent of the participant holding the award.

Acceleration Upon Change in Control

        Upon a change in control (as defined in the Incentive Program), outstanding awards will immediately become 100% vested and exercisable and any restrictions will immediately lapse, unless the award is performance-based. If the award is performance-based (that is, the award matures based on factors other than just the participant's continuous employment or service), then the treatment of the award in the event of a change in control will be determined by the Committee.

Federal Income Tax Consequences

Stock Options

        Options granted under the Incentive Program may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or nonqualified options that are not intended to meet such requirements.

        Incentive Options.    If the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date (a "Qualifying Disposition"), the optionee will generally recognize a long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If the sale or other disposition does not qualify as a Qualifying Disposition, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will generally be taxable as ordinary income to the optionee.

        Nonqualified Options.    The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Restricted Stock, Performance Shares and Performance Units

        When shares are issued or cash is paid pursuant to an award, the award holder will generally recognize ordinary income equal to the fair market value of the issued shares on the date of issuance or the amount of cash paid to the award holder, as applicable, less any consideration paid by the award holder.

Deductibility of Awards

        Subject to provisions of the Internal Revenue Code disallowing the Company's deductions, including, but not limited to, Section 162(m) and Section 280G, the Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the award holder with respect to an award. The deduction will generally be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stockholder Approval

        The affirmative vote of a majority of shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote is necessary for the approval of the amendment to the Incentive Program. If stockholder approval is not obtained, then the Incentive Program will not be amended and, accordingly, the number of shares reserved under the Incentive Program will not be increased, the Incentive Program will not require stockholder approval to either amend outstanding options for the sole purpose of lowering the exercise price or to cancel and reissue options to lower the exercise price, and options granted in the future will generally have a term of ten years and will vest over three years, unless determined otherwise by the Committee.

        Furthermore, if stockholder approval of this proposal is not obtained, then the Company will be unable to fully implement the long-term incentive component of its compensation strategy. If the Company is unable to fully implement its compensation strategy, the Company may have to provide more cash incentives to employees, which will limit the Company's ability to more closely align the interests of participating employees with those of stockholders and to use its cash for other purposes critical to the future success of the Company. In addition, the Company may not be able to attract and retain top talent who deem equity compensation important to their overall compensation package.

        The Board of Directors of the Company recommends a vote FOR the amendment of the Long-Term Stock Incentive Compensation Program.

Equity Compensation Plan Information

        The following table provides information on the shares of common stock that may be issued upon exercise of options or rights outstanding as of December 31, 2002 under the Company's five equity compensation plans, which include the Long-Term Stock Incentive Compensation Program, Nonemployee Directors and Consultants Stock Incentive Program, 2001 Employee Stock Purchase Plan for United States Employees, 2001 Employee Stock Purchase Plan for International Employees, and Executive Option Plan. The Company has never issued any warrants under these Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance(1)
Equity compensation plans approved by stockholders	9,794,010 (2)	$17.97	3,040,991 (3)
Equity compensation plans not approved by stockholders(4)	9,089 (5)	$6.55	571,100 (6)
Total	9,803,099		3,612,091

(1)
The amounts indicated in this column exclude securities listed in the column titled "Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights."

(2)
This amount excludes purchase rights accruing under the Company's 2001 Employee Stock Purchase Plan for United States Employees.

(3)
This amount does not include the 3,000,000 shares that are subject to stockholder approval under Proposal 2. As of December 31, 2002, following are the number of shares of common stock remaining available for future issuance under equity compensation programs approved by stockholders: (a) Long-Term Incentive Stock Compensation Program (1,761,477); (b) Nonemployee Directors and Consultants Stock Incentive Program (151,040); and (c) 2001 Employee Stock Purchase Plan for United States Employees (1,128,474).

(4)
The 2001 Employee Stock Purchase Plan for International Employees (the "International ESPP") and the Executive Option Plan have not been approved by the stockholders.

  In 2001, the Company implemented the International ESPP pursuant to which 650,000 shares of common stock were initially reserved for issuance. Regular employees of participating international subsidiaries who are scheduled to work 20 hours or more per week and employees where local law requires the International ESPP be offered to them may participate in the International ESPP. Under the International ESPP, eligible employees may purchase shares of the Company's common stock at a discount with accumulated payroll deductions. Shares are purchased generally on the last day of each calendar quarter at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of common stock on the employee's entry date into the two-year offering period, as fair market value is defined in the International ESPP, or (ii) the fair market value per share on the quarterly purchase date, as fair market value is defined in the International ESPP.

  For more information on the Executive Option Plan, please see the description on page 23.

(5)
This amount excludes purchase rights accruing under the International ESPP and represents only shares subject to options granted under the Executive Option Plan.

(6)
This amount represents shares remaining available for issuance under the International ESPP. The Executive Option Plan does not contain a limit on the number of shares issued.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of the Audit and Public Policy Committee, the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2003. The Board requests that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for 2003 and future years.

        One or more representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and they will be available to answer questions.

        The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for 2003.

REPORT OF THE AUDIT AND PUBLIC POLICY COMMITTEE

        The Audit and Public Policy Committee of the Board of Directors (the "Audit Committee" or the "Committee") is currently comprised of three directors, each of whom meets the independence and experience requirements of the New York Stock Exchange ("NYSE"). Effective as of March 6, 2003, Corinne H. Lyle resigned her position as a director, including her membership on the Committee, in connection with commencing duties as an executive officer of the Company. On March 17, 2003, she became the Company's Corporate Vice President, Chief Financial Officer and Treasurer. Robert A. Ingram was appointed to the Audit Committee effective as of March 28, 2003. For purposes of this report, Ms. Lyle was on the Audit Committee, and Mr. Ingram was not, when the Audit Committee reviewed its charter and the Company's financial statements and recommended to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission ("SEC").

        The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee recently performed a review of its charter in light of provisions impacting public company audit committees in the Sarbanes-Oxley Act of 2002 and the proposed changes to the NYSE's listing standards. The Audit Committee anticipates approving amendments to the charter to conform to the new requirements when the NYSE rules have been adopted by the SEC and have become effective.

        Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws, regulations and ethical business practices. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2002. The Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent accountants their independence.

        Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for filing with the SEC.

  The Audit and Public Policy Committee:
  Philip M. Neal (Chairperson)
  Robert A. Ingram
  David E.I. Pyott

FEES PAID TO PRINCIPAL ACCOUNTANTS

        During 2002, the Company retained its principal accountants, PricewaterhouseCoopers LLP ("PWC"), to provide services in the following categories and amounts:

Audit Fees	$994,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	$1,021,000

        Amounts paid under "All Other Fees" were primarily for tax-related services, and included the following: tax compliance ($277,000), consulting ($376,000), internal audit ($268,000) and miscellaneous ($100,000). The amount for consulting fees included approximately $205,000 for tax services provided to the Company in connection with its acquisition of the cardiovascular business in Japan from Baxter International Inc. on October 1, 2002. PWC no longer provides internal audit services for the Company, as the Company established its own Internal Audit Department in July 2002.

        The Audit and Public Policy Committee has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with their independence.

REPORT OF THE COMPENSATION AND PLANNING COMMITTEE

        The Compensation and Planning Committee of the Board of Directors (the "Compensation Committee") is comprised of three independent, nonemployee directors and there are no "compensation committee interlocks" as contemplated by the rules of the Securities and Exchange Commission. The Compensation Committee establishes and administers the executive compensation programs of the Company. In determining the appropriate compensation for the executive officers, including the named executive officers, the Compensation Committee has engaged and relies on input from leading compensation consultants and also reviews the recommendations of management. The Compensation Committee has provided the following report on executive compensation for inclusion in this Proxy Statement.

        Compensation Philosophy For Executive Officers.    The Company's philosophy is to provide compensation programs and opportunities that support the Company's business objectives and values. The components of total compensation are structured to be competitive with other companies of similar focus and size and are dependent upon company performance to be realized. Compensation data in these companies are reported in surveys whose participants include many companies in the Fortune 500 as well as other companies with which the Company and its subsidiaries compete for executive talent. In addition, the Compensation Committee reviews compensation information published in proxy statements of companies that are of similar size and industry focus as the Company.

        The companies chosen for the comparator group used for compensation purposes are generally represented in, but not entirely the same companies that comprise, the published industry index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the published industry index established for comparing stockholder returns.

        Our philosophy is intended to assist the Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, a total compensation package is determined for each officer, including Mr. Mussallem, consisting primarily of base salary, annual incentives, stock options and benefits. Each of these key components of pay is addressed separately below. In determining each component of compensation, the Compensation Committee considers the relative importance of all elements of an executive's total compensation package. The proportions of these components of compensation will vary among the officers depending upon their levels of responsibility, but generally a significant amount of pay for senior executive officers would be comprised of short- and long-term incentives, or at-risk pay, to focus management on both tactical and strategic interests of stockholders.

  Compensation Elements.

        Base Salaries.    The Compensation Committee regularly reviews each executive officer's base salary. Base salaries comprise approximately one-third of the value of executive compensation. With the Company's emphasis on performance-based total compensation, base salaries are evaluated in conjunction with target incentives to achieve between the 50th and 75th percentile of total compensation among executive officers in comparator companies. Base salaries are further adjusted by the Compensation Committee to recognize varying levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues.

        Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company.

        Annual Incentives.    The Company has implemented the 2002 Edwards Incentive Plan ("EIP"). The EIP promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate financial and operational goals and individual performance objectives. Annual incentive targets when combined with base salaries establish the competitive compensation described above. This allows the Company to focus key executives on specific goals that are of primary importance during the coming year, motivate them to achieve these goals and reward them commensurate with performance.

        For 2002, the Compensation Committee established corporate financial and operational goals relating to each executive officer's bonus opportunity. Evaluation of individual performance could result in an adjustment of the award.

        Corporate financial goals were based on three measures: net income (50% weighting), free cash flow (25% weighting) and revenue growth (25% weighting). Free cash flow is defined as cash flow from operations less capital expenditures. Revenue growth assumes constant foreign exchange and excludes divested businesses. Executive officers earned bonuses based on the levels of achievement of the pre-established financial goals. In addition to the corporate financial goals, there were five corporate operational goals, referred to as Key Operating Drivers ("KODs"), for 2002 that could act as a multiplier on actual bonuses earned. If all five KODs were achieved (in addition to 100% of the corporate financial goals), an executive officer would have the ability to earn 150% of his or her target annual incentive. If three KODs were achieved (in addition to 100% of the corporate financial goals), the executive would have the ability to earn 100% of his or her target annual incentive. However, if less than three KOD goals were met, or the financial goals were not met, then incentives would be reduced below the 100% target level. Target payouts could be further modified by achievement of individual officer performance management objectives ("PMOs") that could result in a range of payout from 0% to an overall maximum of 200%. The five KODs for 2002 were: achieve a specific heart valve therapy sales goal; attain a specified on-time achievement level of key research and development milestones; achieve specific sales goals on certain key growth initiatives; execute growth opportunities to add a targeted level in projected sales; and achieve pre-determined working capital improvement targets.

        Total cash compensation targets are set between the 50th and 75th percentile of the market data for comparator companies. Targets are considered by the Compensation Committee to be achievable, but require above-average performance from each of the executives. Compensation may be adjusted above or below the target based upon attainment of KODs and Company financial performance, and may be further modified by individual performance.

        Long-Term Incentives.    In 2000, the Company implemented the Long-Term Stock Incentive Compensation Program ("Incentive Program"). Pursuant to the Incentive Program, the Company has the ability to grant various long-term incentive awards such as nonqualified and incentive stock options, restricted stock, performance units and performance shares. Stock options were the only type of long-term incentive award granted under the Incentive Program in 2002.

        The Incentive Program is designed to promote success and enhance the value of the Company by linking participants' interests more closely to those of the Company's stockholders and by providing participants with an incentive for excellence. In keeping with the Company's commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives comprise approximately 40% of the value of an executive officer's total compensation package.

        When awarding long-term incentives, the Compensation Committee considers executive officers' levels of responsibility, prior experience, ability to influence long-term results of the Company and individual performance criteria. The Company also considers the competitive compensation at comparator companies for total direct compensation, which includes base salaries, annual incentives and the estimated annual value of Incentive Program awards.

        Stock Options.    Under the Incentive Program, stock options are granted at an option price not less than the fair market value of the common stock on the date of the grant. As such, stock options have value only if the stock price of the common stock appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company. Stock options are used as the primary long-term incentive vehicle.

        The size of stock option grants under the Incentive Program is based upon competitive practice, the Company's overall performance and the individual's contribution to long-term and strategic goals. The size of the award can be adjusted based on individual factors. The Company's stock options granted in 2002 are generally fully exercisable in three years and have a ten-year term.

        Certain officers received options in 2002 under the Company's Executive Option Plan if they elected to forego a portion of their annual cash compensation for 2002. Under the Executive Option Plan, corporate officers and certain other key employees may be granted options to acquire shares of mutual funds or the Company's common stock in lieu of pre-tax compensation.

        Compensation of the Chief Executive Officer.    Mr. Mussallem's base salary was set at $650,000 for 2002. In determining Mr. Mussallem's base salary for 2002, the Compensation Committee considered Mr. Mussallem's performance as Chairman and Chief Executive Officer of the Company. In 2002, the Compensation Committee also reviewed and approved the position descriptions and performance measures for these positions. The Compensation Committee chose to set Mr. Mussallem's base salary at a level that is fully competitive with market levels. Coincident with this, the Compensation Committee also decided, as explained in greater detail below, to provide Mr. Mussallem with enhanced incentive opportunities to reinforce his critical role in leading the Company.

        Under the EIP, Mr. Mussallem was paid $481,000 in connection with 2002 performance, recognizing his continued, significant value to the Company. Mr. Mussallem's bonus is in line with annual incentive compensation paid to other executives at similarly performing comparator companies.

        On April 4, 2002, Mr. Mussallem received an option to purchase 4,923 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. This grant was pursuant to a program designed at the spin-off to facilitate the transition of certain longer service salaried exempt employees out of Baxter's pension plan by annually offering so called "transition options" to purchase the Company's common stock until the earlier of the employee's termination of employment or the date on which the employee reaches age 65.

        On May 8, 2002, Mr. Mussallem was awarded a performance-based stock option grant under the Incentive Program. This grant provided him with an option to purchase 250,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. This grant was made pursuant to and consistent with grants made to other executives and key employees throughout the Company.

        Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1 million, unless certain requirements are met. The Compensation Committee has considered the impact of this tax code provision. The Company attempts, to the extent practical, to implement compensation policies and practices that maximize the benefit of tax laws for the Company's stockholders by seeking performance-based exemptions under the tax laws. For instance, stock options and certain performance-based awards granted under the Incentive Program qualify for the performance-based compensation exception from the deduction limit of Section 162(m); however, because the Compensation Committee has deemed it desirable to retain flexibility in providing compensation, some bonus and equity awards may not satisfy all of the requirements for such exemption.

        We will continue to monitor the effectiveness of the Company's total compensation program to meet the needs of the Company.

  The Compensation and Planning Committee:
  Vernon R. Loucks Jr. (Chairperson)
  Mike R. Bowlin
  David E.I. Pyott

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth a summary, for the years ended December 31, 2000, 2001 and 2002, of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2002. The five individuals identified in the Summary Compensation Table are referred as the "named executive officers" throughout this Proxy Statement. The table includes the compensation earned by the named executive officers as employees of Baxter International Inc. or its subsidiaries through March 31, 2000, and as employees of the Company thereafter. Prior to April 2000, the Company was operated as a division of Baxter.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Awards
		Annual Compensation							Payouts
Securities Underlying Options/SARs (#)
Name and Principal Position	Year	Salary (1)	Bonus (1)	Other Annual Compensation (2)		Restricted Stock Award(s) (3)			LTIP Payouts (4)	All Other Compensation (5)
Michael A. Mussallem Chairman of the Board and Chief Executive Officer	2002 2001 2000	$636,538 590,913 498,077	$481,000 829,642 550,000	$	— 37,399 74,522		— — —	254,923 5,301 752,198	$ — — 1,103,875	$60,125 46,474 116,634
Stuart L. Foster Corporate Vice President, Technology and Discovery	2002 2001 2000	339,231 301,923 269,231	166,500 272,003 210,600		— — 63		— — —	135,000 — 319,668	— — 441,550	25,357 21,114 13,628
Anita B. Bessler Corporate Vice President, Global Franchise Management	2002 2001 2000	295,962 278,269 254,615	140,600 232,786 165,240		— — 63		— — —	106,392 1,369 269,668	— — 441,550	21,947 20,466 12,647
Bruce J. Bentcover (6) Corporate Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	317,538 283,654 254,808	148,000 215,719 162,000		101,842 111,328 32,981	$	— — 130,641	118,000 30,000 130,250	— — —	21,999 22,746 66,220
Andre-Michel Ballester Corporate Vice President, Europe and Intercontinental	2002 2001 2000	283,389 259,148 239,878	122,377 162,735 125,022		159,794 151,042 —		— — —	87,000 20,000 171,927	— — 264,930	62,602 57,346 101,408

(1)
Amounts shown for 2002 include salary foregone in exchange for options granted under the Company's Executive Option Plan as follows: Ms. Bessler—$14,798 of which $2,219 was attributed to options to purchase shares of the Company's common stock (see "Option Grants in Last Fiscal Year" table); and Mr. Bentcover—$63,508. Includes bonus foregone in exchange for options granted under the Company's Executive Option Plan as follows: Mr. Mussallem—$288,600; Mr. Foster—$24,975; Ms. Bessler—$14,060, of which $2,109 was attributed to options to purchase shares of the Company's common stock (see "Option Grants in Last Fiscal Year" table) and Mr. Bentcover—$74,000. For more information on the Executive Option Plan, please see the description on page 23.

  Compensation for the first three months of 2000 was determined solely by Baxter and was for services rendered by the named individuals prior to the date of the spin-off of the Company from Baxter. The services rendered to Baxter were, in many cases, in capacities not comparable to the positions currently held by those individuals with the Company.

(2)
Amounts shown for 2002 represent reimbursement for the payment of taxes and, for Messrs. Bentcover and Ballester, also include certain perquisites, of which the following amounts are reimbursement of relocation expenses: Mr. Bentcover—$66,012, and Mr. Ballester—$159,794.

  Amounts shown for 2001 represent reimbursement for the payment of taxes and, for Messrs. Bentcover and Ballester, also include certain perquisites, of which the following amounts are reimbursement of relocation expenses: Mr. Bentcover—$70,220, and Mr. Ballester—$151,042.

  Amounts shown for 2000 only represent reimbursement for the payment of taxes.

(3)
Amount shown reflects Mr. Bentcover's receipt on March 31, 2000 of 2,084 restricted shares of Baxter common stock multiplied by $62.6875, the closing price of Baxter common stock on such date.

(4)
Amounts shown represent the market value of earned restricted stock that vested under Baxter's Long-Term Incentive Plan on December 31, 2000. The vested shares shown for 2000 were earned as of December 31, 1999.

(5)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2002:

Type of Compensation	Mr. Mussallem	Mr. Foster	Ms. Bessler		Mr. Bentcover	Mr. Ballester
401(k) or Retirement Plan Company Contribution*	$8,000	$8,000	$8,000		$8,000	$62,602
Executive Option Plan Company Contribution	$50,686	$16,480	$13,161	**	$13,349	—
Payment of Insurance Premiums	$1,439	$877	$786		$650	—

*	Amounts for Messrs. Mussallem, Foster and Bentcover and Ms. Bessler reflect the Company's matching contribution to the 401(k) plan. The amount for Mr. Ballester, a resident of Switzerland, reflects the amount contributed by the Company to private retirement arrangements that supplement the Swiss social security program.
**
Includes approximately $1,974 attributed to options to purchase shares of the Company's common stock granted under the Company's Executive Option Plan (see "Option Grants in Last Fiscal Year" table). For more information on the Executive Option Plan, please see the description on page 23.

(6)	Mr. Bentcover resigned as the Company's Corporate Vice President, Chief Financial Officer and Treasurer effective as of March 17, 2003.

Stock Options Granted in 2002

        The following table contains information concerning the stock options granted to named executive officers during the 2002 fiscal year. No stock appreciation rights were granted to the named executive officers during fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
			Percent of Total Options/SARs Granted To Employees In Fiscal Year(4)
	Number of Securities Underlying Options/SARs Granted (#)							Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term (5)
					Exercise or Base Price ($/share)	Market Price on Date of Grant
Name							Expiration Date
								0%		5%	10%
Michael A. Mussallem	250,000 4,923	(1) (2)	8.97 0.18	% %	$26.01 26.94	$26.01 26.94	5/7/12 4/3/12		— —	$4,089,387 83,408	$10,363,310 211,371
Stuart L. Foster	135,000	(1)	4.85%		26.01	26.01	5/7/12		—	2,208,269	5,596,188
Anita B. Bessler	105,000 1,392 238 130 133 118	(1) (2) (3) (3) (3) (3)	3.77 0.05 0.01 — — —	% % % % % %	26.01 26.94 6.99 5.78 6.40 6.37	26.01 26.94 27.95 23.10 25.59 25.47	5/7/12 4/3/12 3/28/12 6/28/12 9/30/12 12/31/12	$	— — 4,988 2,252 2,552 2,254	1,717,543 23,584 9,172 4,140 4,693 4,144	4,352,590 59,766 15,590 7,038 7,977 7,044
Bruce J. Bentcover	118,000	(1)	4.24%		26.01	26.01	5/7/12		—	1,930,191	4,891,482
Andre-Michel Ballester	87,000	(1)	3.12%		26.01	26.01	5/7/12		—	1,423,107	3,606,432

(1)
Options to acquire common stock granted under the Company's Long-Term Stock Incentive Compensation Program. The options become exercisable in three equal annual installments beginning on May 8, 2003. The options have a ten-year term, but may terminate prior to their expiration date upon the officer's termination of employment with the Company.

(2)
Options to acquire common stock granted under the Company's Long-Term Stock Incentive Compensation Program. The options become exercisable in two installments, 30% after two years of employment and the remainder after three years of employment following the grant date. The options have a ten-year term, but may terminate prior to their expiration date upon the officer's termination of employment with the Company. For more information, see "Transition Options for Salaried Exempt Employees" on page 23.

(3)
Options to acquire common stock granted under the Company's Executive Option Plan, pursuant to which an officer may forego compensation in exchange for an option to purchase shares of common stock. The options become exercisable in full on the six-month anniversary of the grant date. The options have a ten-year term, but may terminate prior to their expiration date upon the officer's termination of employment with the Company. For more information on the Executive Option Plan, please see the description on page 23.

(4)
In 2002, the Company granted employees options to purchase an aggregate of 2,786,159 shares of common stock.

(5)
Potential realizable values are calculated net of option exercise price but before taxes associated with the option exercise. The assumed rates of stock appreciation are set by the rules of the Securities and Exchange Commission governing proxy statement disclosure and are not intended to forecast the future appreciation of the common stock subject to the options.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FY-END OPTION/SAR VALUES

        The following table provides information regarding outstanding options to purchase shares of the Company's common stock held by the named executive officers at the end of 2002. None of the named executive officers exercised options during 2002. No stock appreciation rights were held by the named executive officers at the end of such year.

			Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End (1)
	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael A. Mussallem	423,023	589,399	$5,440,629	$3,854,262
Stuart L. Foster	186,493	268,175	2,443,456	1,544,164
Anita B. Bessler	172,760	206,187	2,273,113	1,148,018
Bruce J. Bentcover	39,075	239,175	453,075	1,057,174
Andre-Michel Ballester	126,252	152,675	1,607,484	529,602

(1)
The dollar amounts shown represent the number of shares under exercisable and unexercisable options to purchase shares of the Company's common stock, respectively, which had an exercise price below the closing price of the common stock on December 31, 2002, which was $25.47 per share, multiplied by the difference between that price and the exercise price of the options to purchase common stock.

Change in Control Severance Agreements

        The Company has entered into change in control agreements with executive officers of the Company, including all of the named executive officers. Each agreement provides that the officer will be entitled to severance benefits following a change in control of the Company (as defined in the agreement) and the executive officer's subsequent involuntary termination or constructive termination. A qualifying termination must occur within 24 months of a change in control for benefits to be paid. Mr. Mussallem will be permitted to terminate his employment voluntarily at any time during the thirteenth month following a change in control and collect full severance benefits. Each agreement has an initial three-year term and will thereafter automatically extend for one year on each anniversary of the effective date of the agreement, unless the Company notifies the executive officer in writing that the term of the agreement will not be extended.

        Each agreement provides change in control severance benefits equal to three years of the officer's base pay plus annual bonus. In addition, change in control benefits would include a pro rata bonus payment in the year of termination, three years continuation of medical and dental coverage, and accelerated vesting of all outstanding long-term incentive awards (as governed under the provisions of the Company's Long-Term Stock Incentive Compensation Program).

        If any payments would be subject to an excise tax under the Internal Revenue Code, the Company will pay an additional gross-up amount for any excise tax and federal, state and local income taxes, such that the net amount of the payments would be equal to the net payments after income taxes had the excise and resulting gross-up not been imposed.

Employment Agreement with the Chief Executive Officer

        The Company has entered into an employment agreement with its Chief Executive Officer, Michael A. Mussallem. The agreement has a term of three years, with automatic one-year renewals after two years. The agreement sets forth the general principles of Mr. Mussallem's compensation and benefits arrangements. The agreement provides that if the Company terminates Mr. Mussallem for "cause" as defined in the employment agreement, he will be entitled to his base salary through the date of termination and all vested benefits. If Mr. Mussallem is involuntarily terminated by the Company without "cause" as defined in the employment agreement, the Company is required to pay or provide Mr. Mussallem his unpaid base salary and accrued vacation through the date of termination; a pro rata portion of his annual target bonus for the period served; two times the sum of (1) his annualized base salary and (2) the greater of his target annual bonus for the year he is terminated or his actual annual bonus for the prior year; and 24 months of continued medical and dental coverage. The agreement also provides for an interest-free note to purchase a primary residence, which note was entered into in December 2001 (see "Related Party Transactions"). The agreement also contains non-disclosure, non-solicitation and non-disparagement obligations of Mr. Mussallem.

Stock Ownership Guidelines for Executive Officers

        To create additional owner commitment and behavior, and to emphasize stockholder value creation, the Company has implemented stock ownership guidelines for its executive officers. Guidelines are to be met within five years of implementation and target three times base salary for all corporate officers except Mr. Mussallem, whose guideline is six times base salary. Stock that will count toward meeting the guidelines include the value of shares held outright (including in a 401(k) Plan or Employee Stock Purchase Plan) and 25% of the value of vested, in-the-money stock options.

Executive Option Plan

        Effective for participation beginning on January 1, 2001, the Company adopted the Edwards Lifesciences Corporation Executive Option Plan, a nonqualified stock option plan for the benefit of executive officers and other key employees. The plan permits participants to receive options to purchase shares of mutual funds or common stock of the Company in lieu of all or a portion of their compensation from the Company.

        In general, each plan participant receives an option to purchase securities with a grant date value of one and one-third dollars for every dollar of his or her compensation foregone, including any Company contributions, and an exercise price equal to one quarter of the fair market value of the underlying securities on the grant date. For example, a participant who elects to receive a plan option in lieu of $30,000 of compensation, including any Company contributions, would receive an option to purchase securities worth $40,000 on the date the option is granted. The exercise price for the option would be $10,000.

        Options generally become exercisable on the six-month anniversary of the grant date and have a term of ten years. Options may terminate before the end of the ten-year term, upon the optionee's termination of service with the Company.

Transition Options for Salaried Exempt Employees

        The Company is facilitating the transition of certain longer service salaried exempt employees out of Baxter International Inc.'s pension plan as a result of the spin-off from Baxter International Inc. by granting additional stock options to salaried exempt employees, including the named executive officers, who meet specific age and service criteria. Eligible employees receive annual grants until the earlier of when the employee reaches age 65 or terminates employment with the Company. The number of shares under an option is determined pursuant to a formula based on certain factors, including the employee's number of "points" under the Baxter pension plan and the employee's current eligible compensation. Options have a ten-year term and become exercisable in full over a period of three years. The following named executive officers received transition options effective on April 4, 2002: Michael A. Mussallem (4,923 shares) and Anita B. Bessler (1,392 shares).

Executive Officers

        Set forth below are the names and ages of each of the current executive officers of the Company, their positions held with the Company, and summaries of their backgrounds and business experience. Unless otherwise noted, each of the executive officers has held his or her position with the Company since the Company's spin-off from Baxter International Inc.

        Michael A. Mussallem, age 50. Mr. Mussallem is Chairman of the Board and Chief Executive Officer of the Company. Mr. Mussallem joined Baxter in 1979 and was the Group Vice President of its CardioVascular Business from 1994 to 2000 and Group Vice President of Baxter's Biopharmaceutical business from 1998 to 2000. During his tenure at Baxter, Mr. Mussallem held a variety of positions with increasing responsibility in engineering, product development and senior management. He was appointed General Manager of Access Products in 1984, Vice President and General Manager of Pharmaceuticals in 1986, President of the Perfusion Products business in 1988 and President of the Critical Care business in 1993. In 1994, Mr. Mussallem was named Group Vice President for Baxter's Surgical Group. From 1996 until 1998, he was the Chairman of Baxter's Asia Board overseeing Baxter's operations throughout Asia. Mr. Mussallem received his Bachelor of Science degree in chemical engineering from Rose-Hulman Institute of Technology and was conferred an honorary doctorate by his alma mater in 1999. Mr. Mussallem also is a director of Advanced Medical Optics, Inc., World Heart Corporation and the Advanced Medical Technology Association (AdvaMed), and is Chairman-elect of the Board of Directors of the California Healthcare Institute.

        Andre-Michel Ballester, age 44. Mr. Ballester is Corporate Vice President, Europe and Intercontinental of the Company. Mr. Ballester joined Baxter in 1984 as a Production Supervisor for Baxter Belgium and subsequently became Operations Manager for Baxter France. In 1989, he left Baxter to become General Manager of a consumer electronics company, Prestinox International. Mr. Ballester returned to Baxter in 1992 as Director of European Sales and Marketing for the Critical Care division of Baxter's CardioVascular Group; he was appointed Vice President of Marketing in 1995 and later assumed responsibility for the Critical Care division's global marketing and business development activities, and served as President of Baxter's CardioVascular Group Europe from December 1997 to 2000 and as Chairman of Baxter France from 1998 to 2000. From 2000 to 2001, he served as Corporate Vice President, Europe for the Company. He holds a Master of Science degree in chemical engineering from the Ecole Centrale Lille in France and an MBA from INSEAD, Fontainebleau, France.

        Anita B. Bessler, age 55. Ms. Bessler is Corporate Vice President, Global Franchise Management of the Company. From 2000 to 2001, she served as Corporate Vice President, Cardiac Surgery of the Company. Ms. Bessler joined Baxter in 1988 as Vice President and General Manager of Sales and Marketing for Baxter's Hyland division, and in 1991 became President, Cardiac Surgery for Baxter's CardioVascular business. Prior to her tenure with Baxter, from 1986 until 1988 she was Senior Executive Vice President with the USV/Armour Pharmaceutical Division of Rhone Poulenc Rohrer. From 1976 until 1986, Ms. Bessler held senior management positions with Revlon's Healthcare Group. She is a graduate of Indiana University, where she earned a Bachelor of Science degree in marketing and economics.

        Stuart L. Foster, age 52. Mr. Foster is Corporate Vice President, Technology and Discovery of the Company. Mr. Foster joined Baxter's CardioVascular Group in 1994 as President of the Vascular business. In 1997, his responsibilities increased to include global oversight responsibilities for the

Critical Care business. He also was responsible for all international operations of the CardioVascular business and led the CardioVascular business' Technology Innovation Team. From 2000 to 2001, he served as Corporate Vice President, Global Operations for the Company. In 2001, he assumed his current role, which includes management of Research & Development, Discovery and Operations. Prior to joining Baxter, Mr. Foster was Chief Executive Officer and President of Intramed Laboratories, which was acquired by Baxter in 1994. Prior to that, he was an executive with SensorMedics Corporation, a medical device company that he co-founded. Mr. Foster received his Bachelor of Science degree in biomedical engineering from Rensselaer Polytechnic Institute and earned his master's degree from the University of Southern California.

        Bruce P. Garren, age 56. Mr. Garren is Corporate Vice President, General Counsel and Secretary of the Company. Mr. Garren joined Baxter's CardioVascular Group in February 2000. Previously, he was Senior Vice President-General Counsel for Safeskin Corporation, a manufacturer of latex and synthetic gloves for the healthcare and scientific markets. From 1985 to 1997, he was employed by Tambrands Inc., a medical device manufacturer. He served in various legal counsel positions at Tambrands, becoming Vice President-Group Counsel in 1991 and Vice President-General Counsel in 1996. Mr. Garren was an Associate with the law firm of Arnold & Porter in Washington, D.C. from 1980 to 1985. He received his undergraduate degree from Antioch College and his law degree from Cornell Law School.

        John H. Kehl, Jr., age 49. Mr. Kehl is Corporate Vice President, Strategy and Business Development of the Company. Mr. Kehl held various positions of increasing responsibility at Baxter since joining its Treasury department in 1975. In 1980, he was promoted to Manager of Investor Relations and Communications and, in 1985, assumed responsibility for directing all aspects of Baxter's external communications. Mr. Kehl was appointed Vice President, Controller for Baxter's CardioVascular business in 1988 with responsibility for finance, information systems and business planning. He became Vice President of Business Development in 1995. Mr. Kehl also served on Baxter's Japan Board. He earned his Bachelor of Arts degree in business and economics from Loras College and received his MBA from Loyola University in Chicago.

        Corinne H. Lyle, age 43. Ms. Lyle joined the Company in March 2003 as its Corporate Vice President, Chief Financial Officer and Treasurer. At that time, she resigned her position as a member of the Company's Board of Directors. From October 1998 until February 2003, she served as Vice President, Chief Financial Officer of Tularik, Inc., a company involved in the discovery and development of drugs based on gene regulation. Prior to joining Tularik, she was Executive Director-Health Care Group at Warburg Dillon Read LLC in San Francisco, an investment bank. From 1994 to 1996, she was Senior Vice President, Investment Banking-Health Care Group for PaineWebber, Inc. in Los Angeles. Ms. Lyle received her undergraduate degree in industrial engineering from Stanford University and her MBA from Harvard Business School. Ms. Lyle is a director of SangStat Medical Corporation.

        J. Randall Nelson, age 50. Mr. Nelson is Corporate Vice President, North America of the Company. Beginning in 2000, he was President and Chief Executive Officer of Equidyne Corporation and, in August 2000, also became Chairman of the Board. From 1998 to 1999 he was President and Chief Executive Officer of LXN Corporation. Equidyne Corporation and LXN Corporation are both San Diego-based medical device firms. Before that, he held various sales, marketing and product planning positions during 20 years with Eli Lilly and Company, including responsibility for U.S. marketing efforts for the Diabetes Care business. He earned his bachelor's degree in pharmacology from Samford University in Alabama and was granted a doctor of pharmacy degree in Tennessee.

        Robert C. Reindl, age 48. Mr. Reindl is Corporate Vice President, Human Resources of the Company. From 1993 through 1995, Mr. Reindl was Director of Baxter's Institute for Training and Development, and from 1995 through 1997, he was Vice President of Baxter's Institute for Training and

Development. In 1997, he became Vice President, Human Resources, for Baxter's CardioVascular business. From 1987 until 1993, Mr. Reindl was a manager with Arthur Andersen & Co., where he consulted internally on a variety of human resource and organizational development issues, as well as designed training programs focusing on time management, communication, team building and interviewing. Prior to this, he was a communications instructor at Marietta College and Ohio University. Mr. Reindl earned his Bachelor of Science degree in communication from the University of Wisconsin-Stevens Point and his master's degree from Bowling Green State University in Ohio.

        Huimin Wang, M.D., age 46. Dr. Wang is Corporate Vice President, Japan. In addition to his responsibilities with the Company, Dr. Wang was a representative director of Baxter Limited, a Japan corporation, through September 2002. Dr. Wang joined Baxter in 1993 and served as a Senior Manager of Strategy Development and, later, Director of Product/Therapy for Baxter's Renal Division in Japan. In 1997, he became President of Medical Systems and Devices, responsible for both the CardioVascular and Intravenous Systems businesses in Japan. Prior to joining Baxter, Dr. Wang was a Senior Associate with Booz, Allen & Hamilton in Chicago, specializing in strategy development, organizational change, operations improvement and mergers and acquisitions for health care providers. From 1990 until 1991, he was Vice President of Integrated Strategies Inc., a consulting and venture management firm he co-founded. He also was an Associate with McKinsey & Company. From 1981 until 1986, Dr. Wang was a Resident and Staff Physician in anesthesiology at Keio University Hospital in Tokyo. Dr. Wang earned his Doctor of Medicine degree from Kagoshima University in Japan, and his MBA from the University of Chicago.

        Randel W. Woodgrift, age 41. Mr. Woodgrift is Corporate Vice President, Manufacturing Operations of the Company. Since joining Baxter in 1983, Mr. Woodgrift has held positions of increasing responsibility in research and development and manufacturing and operations, including management of the Puerto Rico operation of Baxter's CardioVascular Group. From 1990 to 1993, Mr. Woodgrift held Director positions in U.S. operations and established the CardioVascular Group's first plant in Mexico. From 1994 to 1997, he was Vice President, Heart Valve Operations for the United States and Europe. In 1997, his responsibilities were expanded to include all European plants. In 1998, Mr. Woodgrift assumed responsibility for all CardioVascular manufacturing, logistics, facilities, environmental and health and safety functions. In 1999, he initiated the CardioVascular Group's first operations in the Dominican Republic. Mr. Woodgrift earned his Bachelor of Science degree in mechanical engineering from California Polytechnic State University, San Luis Obispo, a biomedical engineering certification from the University of California-Irvine, and an MBA from Pepperdine University.

RELATED PARTY TRANSACTIONS

        On December 11, 2001, the Company loaned Mr. Mussallem $2,508,000 to purchase his principal residence. The loan is secured with a first deed of trust on that residence. The loan currently does not bear interest and has a five-year term. The loan will become due and payable before the expiration of the five-year term upon the occurrence of certain events, such as Mr. Mussallem's termination of employment, except that a termination after a change in control would not accelerate the repayment obligation. This secured promissory note with Mr. Mussallem was made in accordance with the terms of his employment agreement with the Company dated as of December 1, 2000. See "Employment Agreement with the Chief Executive Officer."

        On September 18, 2001, Mr. Nelson entered into a secured promissory note with Cendant Mobility Services Corporation ("Cendant") in the amount of $790,000, which funds were used to purchase his principal residence. Cendant administers the Company's relocation benefits, and the Company was required to pay Cendant if Mr. Nelson did not repay the note. On June 11, 2002, Mr. Nelson paid the note in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 20, 2003 by:

  •
  Each stockholder known by the Company to own beneficially more than 5% of the common stock;

  •
  Each of the named executive officers;

  •
  Each of the Company's directors; and

  •
  All of the Company's directors and executive officers as a group.

        The number of shares subject to options that each beneficial owner has the right to acquire on or before April 21, 2003, is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 60,339,300 shares of the Company's common stock outstanding as of March 24, 2003. The address for those individuals for which an address is not otherwise provided is c/o Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Unless otherwise indicated, the Company believes that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Principal Stockholders:
Harris Associates L.P.(1) Harris Associates Inc. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	3,792,545	—	3,792,545	6.29%
Wellington Management Company, LLP(2) 75 State Street Boston, Massachusetts 02109	4,574,520	—	4,574,520	7.58%
Executive Officers and Directors:
Michael A. Mussallem	67,251	753,788	821,039	1.36%
Stuart L. Foster	12,294	319,668	331,962	—	*
Bruce J. Bentcover(3)	3,284	130,250	133,534	—	*
Anita B. Bessler	16,334	272,435	287,810	—	*
Andre-Michel Ballester	8,925	171,927	180,852	—	*
Mike R. Bowlin	5,000	14,722	19,722	—	*
Robert A. Ingram(4)	5,000	—	5,000	—	*
Vernon R. Loucks Jr.	41,556	14,722	56,278	—	*
Corinne H. Lyle(5)	5,000	11,482	16,482	—	*
Philip M. Neal	5,000	14,722	19,722	—	*
David E.I. Pyott	5,000	14,722	19,722	—	*
All Directors and Executive Officers as a Group (17 persons)(3,4)	236,598	2,188,759	2,425,357	4.02%

*
Less than 1%

(1)
Based solely on information contained in the Schedule 13G/A filed with the SEC by Harris Associates L.P. and Harris Associates Inc., on their own behalf, on February 14, 2003.

(2)
Based solely on information contained in the Schedule 13G/A filed with the SEC by Wellington Management Company, LLP, on its own behalf, on February 12, 2003. The Schedule 13G/A indicates

  Wellington Management Company, LLP does not have sole voting or investment power for any of the shares listed, and has shared voting power for 4,151,350 shares and shared investment power for 4,574,520 shares.

(3)
Effective as of March 17, 2003, Mr. Bentcover resigned as, and Corinne H. Lyle became, the Company's Corporate Vice President, Chief Financial Officer and Treasurer.

(4)
Mr. Ingram became a director on February 20, 2003 and, in connection with his initial appointment to the Board of Directors, he received an issuance of 5,000 shares of restricted common stock under the Company's Nonemployee Directors and Consultants Stock Incentive Program.

(5)
Ms. Lyle resigned her position as a director effective as of March 6, 2003 in connection with commencing duties as an executive officer of the Company. On March 17, 2003, she became the Company's Corporate Vice President, Chief Financial Officer and Treasurer.

PERFORMANCE GRAPH

        The following chart shows a comparison of the total cumulative return based upon a $100 investment from April 3, 2000 (the date on which the common stock began regular trading on the New York Stock Exchange) through December 31, 2002, of the Company's common stock, the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index. Data for the Standard & Poor's 500 Composite Index and the Morgan Stanley Healthcare Products Index assume reinvestment of dividends. The Company has never paid dividends on its common stock and has no current plans to do so. Historical results are not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company believes that all reports that were required to be filed by the Company's executive officers, directors and beneficial owners of more than 10% of its common stock under Section 16 of the Securities Exchange Act of 1934 during 2002 were filed on a timely basis.

Corporate Governance Guidelines

        On February 21, 2002, the Company's Board of Directors adopted Corporate Governance Guidelines, which are attached as Appendix B to this Proxy Statement. The Guidelines also are posted under the Investor Information section of the Company's website (www.edwards.com). The Board of Directors anticipates amending the Guidelines to conform to the proposed changes in the New York Stock Exchange ("NYSE") corporate governance rules once the NYSE rules are finalized.

Annual Report on Form 10-K

        The Company will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to the Corporate Secretary, One Edwards Way, Irvine, California 92614.

OTHER BUSINESS

        It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Bruce P. Garren Corporate Vice President, General Counsel and Secretary

ALL STOCKHOLDERS ARE URGED TO SUBMIT
THEIR PROXIES PROMPTLY

APPENDIX A

CHARTER OF THE AUDIT AND PUBLIC POLICY COMMITTEE
OF THE BOARD OF DIRECTORS
OF EDWARDS LIFESCIENCES CORPORATION

Statement of Purpose

        The primary purpose of the Audit and Public Policy Committee (the "Committee") of the Board of Directors (the "Board") of the Edwards Lifesciences Corporation (the "Corporation") is to assist the Board in fulfilling its oversight responsibilities. The Committee will review the Corporation's financial reporting process, system of internal control, audit process and the process for monitoring compliance with laws, regulations and business practices. In performing its duties, the Committee will maintain effective working relationships with and open communication between the Board, management and the internal and independent auditors.

Organization and Meetings

        The Committee, a standing committee of the Board, will be composed of three or more directors, each of whom has no relationship to the Corporation that may interfere with the exercise of his or her independence from management and the Corporation. All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee will possess accounting or related financial management expertise, as the Board interprets such qualifications. Members of the Committee, including its Chairperson, shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall have been duly elected and qualified.

        The Committee will have at least three regularly scheduled meetings each year, with additional meetings to be held as circumstances require. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate.

Key Responsibilities

        The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff as well as the outside auditors, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Internal Control

  •
  Review the Corporation's policies and procedures with management and recommend to the Board any changes considered appropriate.

  •
  Review the adequacy and effectiveness of the Corporation's financial and accounting controls with the independent auditor and the internal auditor, as appropriate, receiving recommendations for the improvement of such controls and reviewing whether any such previously approved recommendations have been implemented.

External Control

  •
  Review and recommend to the Board the independent auditor to be selected to audit the Corporation's consolidated financial statements. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor, and the independent auditor shall be ultimately accountable to the Committee and the Board.

  •
  Ensure the objectivity of the independent auditor by reviewing and discussing with the independent auditor all significant relationships which the auditor has with the Corporation and its affiliates, including: (i) requesting, receiving and reviewing, on an annual basis, a formal written statement delineating all relationships which may reasonably be thought to bear on the independence of the independent auditor with respect to the Corporation in accordance with professional standards governing such independence; (ii) discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independence of the independent auditors.

  •
  Meet with the independent auditor and management to review the proposed audit scope and procedures to be utilized.

  •
  At the conclusion of each annual audit, review such matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards, as well as any other comments or recommendations made by the independent auditor.

Internal Audit

  •
  Review the qualifications and organizational structure of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the Vice President, corporate audit.

  •
  Review the proposed audit plan of the internal auditor, including the independence and authority of the internal auditor's reporting obligations, the adequacy of internal audit resources and the coordination and completeness of coverage between the internal and independent auditors.

  •
  Receive periodic summaries of findings from completed internal audits and, as appropriate, the status of major audits in process. Receive progress reports on the completion of the current year's internal audit plan, including explanations for any significant deviations from the plan.

Financial Reporting

  •
  Review the Corporation's consolidated financial statements that will be contained in its Annual Report to Shareholders with management and the independent auditor to determine whether they are complete and consistent with information known to the Committee members, and whether the independent auditor is satisfied with the disclosure and content of those financial statements. Based on such review, recommend to the Board that the consolidated financial statements of the Corporation be included in its Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K with the Securities and Exchange Commission).

  •
  Review with management, the independent auditor and the internal auditor the interim consolidated financial statements of the Corporation and the results of the independent auditor's review of those statements. This review shall occur prior to the Corporation's filing of the Form 10-Q with the Securities and Exchange Commission and may, at the Committee's discretion, be performed by the Committee Chairperson.

  •
  Discuss with the independent auditor the auditor's judgments about the quality and the acceptability of accounting principles used to prepare the Corporation's consolidated financial statements. Review the impact on the annual financial statements of any significant accounting and reporting issues, including recent professional and regulatory pronouncements and any newly adopted or proposed changes in accounting principles that would significantly affect the Corporation or its consolidated financial statements.

Ethical and Legal Compliance

  •
  Review the effectiveness of the system for monitoring compliance with laws and regulations, including receiving reports from the General Counsel on the results of management's review of compliance with the Corporation's policies and any investigations by management related to significant fraudulent acts or irregularities.

  •
  Periodically review with the General Counsel the Corporation's preventive law program and activities, as well as any legal and regulatory matters that may have a material impact on the Corporation.

  •
  Evaluate whether management is setting the appropriate "tone at the top" by communicating the importance of the Corporation's ethical and business practices standards, including the importance of internal accounting controls.

  •
  Assist the Board in establishing and monitoring compliance with the ethical business practice standards of the Corporation. The Committee will also review the policies of the Corporation to assure that they are consistent with its social responsibility to employees, customers and society, including policies relating to health and safety and ethics and business practices.

Other Responsibilities

  •
  Meet separately with the internal auditor and the independent auditor without members of management present to discuss any matters that the auditors or the Committee believe should be discussed privately.

  •
  Review with the General Counsel any legal matters that could have a significant impact on the Corporation's financial statements.

  •
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist in such investigations as needed.

  •
  Review the policies and procedures in effect for considering officers' expenses and perquisites.

  •
  Perform such other oversight functions as assigned by law, the Corporation's articles of incorporation, as amended or restated, the bylaws of the Corporation or the Board of Directors.

  •
  Review and discuss the adequacy of the Audit and Public Policy Committee Charter on an annual basis, or more frequently upon changes to the membership of the Committee or as otherwise needed.

APPENDIX B

CORPORATE GOVERNANCE GUIDELINES
OF EDWARDS LIFESCIENCES CORPORATION

EDWARDS LIFESCIENCES CORPORATION
CORPORATE GOVERNANCE GUIDELINES

        The Board of Directors of Edwards Lifesciences Corporation recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company's Certificate of Incorporation, Bylaws, and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

I.    Board of Directors

        A.    Size and Composition

        1.    Size.     The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the Board of Directors. On March 7, 2000, the Board of Directors resolved that its size shall not be less than five nor more than eleven members.

        2.    Independent Directors.    The Board of Directors shall be composed of a substantial majority of independent directors. For purposes of these guidelines "independent director" shall mean a director who is independent of management as defined in Article III, Section 2 of the Company's Bylaws.

        3.    Chairman of the Board/Chief Executive Officer.    The Board of Directors believes that as a general policy the positions of Chairman of the Board and Chief Executive Officer may be held by the same person. The Board recognizes, however, that under certain circumstances, such as in a period of transition, it may be necessary and in the Company's best interests to have these positions held by separate persons.

        B.    Selection and Qualifications

        1.    Selection and Invitations.    The Board of Directors shall be responsible for selecting its own members. Invitations to join the Board should be extended by the Chairman of the Board and the Chief Executive Officer, or a designated representative.

        2.    Criteria and Recommendations.    The Compensation and Planning Committee shall be responsible for developing general criteria for use in selecting potential new Board members and for assisting the Board in identifying and attracting qualified candidates for election to the Board. The Compensation and Planning Committee also shall be responsible for recommending to the Board of Directors the nominees for director to be elected at the annual meetings of stockholders. Attached as Exhibit A are the current guidelines for evaluating and recommending candidates for election or re-election to the Board.

        3.    Review of Director Affiliations.    The Compensation and Planning Committee shall be responsible for reviewing annually the outside affiliations of each director to determine whether those affiliations present any conflicts of interest or are otherwise inconsistent with the best interests of the Company.

        4.    Compensation Recommendations.    The Compensation and Planning Committee shall be responsible for recommending to the Board of Directors changes in the compensation paid to directors for their Board service.

        5.    Stock Ownership.    Each director shall be encouraged to maintain ownership of the Company's common stock. In furtherance of this objective, the Board adopted resolutions on

July 13, 2000, which state that each nonemployee director is encouraged to own a minimum of 10,000 shares of the Company's common stock within five (5) years of the individual first becoming a director.

        6.    Retirement Age/Term Limits.    In accordance with Article II, Section 1 of the Company's Bylaws, no person shall be eligible for election or appointment as a director if at the time of the election or appointment he or she is age 70 or older.

        The Board does not at present believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

        7.    Changed Circumstances.    If a director discontinues or changes the employment affiliation held at the time of election as a director, becomes involved in a current or potential conflict of interest, becomes unable to spend the required time or becomes disabled, that director shall submit a letter of resignation for consideration by the Board. The Compensation and Planning Committee shall recommend to the Board what action, if any, to be taken with respect to the resignation.

        C.    Operation and Performance Evaluations

        1.    Agenda.    The Chairman of the Board shall establish the agenda for each Board meeting. Each Board member and members of senior management may suggest the inclusion of item(s) on the agenda.

        2.    Board Materials Distributed in Advance.    As a general rule, presentations on specific subjects should be sent to the Board members sufficiently in advance to allow time for review, so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the material. On those occasions in which the subject matter is highly sensitive, the individual directors should be notified by telephone in advance of the meeting of the general subject matter and that the topic will be discussed at the meeting.

        3.    Executive Sessions and Chairman/CEO Performance Evaluations.    The Board of Directors shall meet in executive session periodically, but at least once per year. Executive session shall mean meetings without Company management or employee directors.

        At least annually and in executive session, the Board should evaluate the performance of the Chairman and Chief Executive Officer. This evaluation should be made only by the directors who are independent of management and should be coordinated with the recommendations of the Compensation and Planning Committee on compensation for the Chairman and Chief Executive Officer. The Board's evaluation of the Chairman and Chief Executive Officer should be communicated to him by the Chairman of the Compensation and Planning Committee.

        4.    Periodic Assessment of Board Performance.    The Board shall periodically, but at least once per year, review its own structure, governance principles, composition, agenda, processes and schedule to consider whether it is functioning well in view of its responsibilities and the evolving situation of the Company.

        In furtherance of this objective, the Compensation and Planning Committee shall develop and implement an annual procedure for evaluating Board performance. Such evaluation shall include the solicitation of each director's individual views on Board performance, conducted in such a way as to maximize the likelihood of obtaining candid assessments. The results of such evaluation shall be collected by the Company Secretary and summarized for the full Board.

        The purpose of such an evaluation is to assess the Board's functioning as a whole, not to focus on the performance of individual Board members. As a result of this evaluation process, the Board should gain insight into specific areas where it is functioning effectively and where improvement is desirable.

        D.    Board Committees

        1.    Committees/Independence.    The Board of Directors has two standing committees consisting of an Audit and Public Policy Committee and a Compensation and Planning Committee. As stated in the Company's Bylaws, the Audit and Public Policy Committee and the Compensation and Planning Committee shall consist solely of directors who are independent of management. From time to time, the Board may determine that it is appropriate to form a new committee or a special committee or to restructure and/or combine its standing committees.

        2.    Agenda and Minutes.    The chairperson of each committee, in consultation with the members of the committee and the Corporate Secretary, shall set the agenda, frequency and length for each meeting. Each committee shall keep minutes of its proceedings and report its proceedings at the next meeting of the Board of Directors.

        3.    Review of Membership.    The Compensation and Planning Committee shall be responsible for reviewing annually the committee membership and recommending to the Board of Directors changes in number, authority and duties of the Board committees as well as changes in the chairperson or members of the committees. It is the sense of the Board that committee chairpersons generally should serve three (3)-year terms and consideration should be given to rotating committee members periodically.

        4.    Use of Consultants.    The Board of Directors and each of its committees may hire outside consultants and experts, as the Board of Directors or any committee deems necessary, to assist it in evaluating proposals, transactions and information supplied by management. Each committee shall communicate to the full Board its intent to hire an outside consultant or expert.

II.    Executive Compensation

        A.    Compensation and Planning Committee Role.    The Compensation and Planning Committee shall annually provide a recommendation on the compensation for the Chairman and Chief Executive Officer to the directors on the Board who are independent of management. In addition, the Compensation and Planning Committee shall determine compensation for the Company's other executive officers and advise the Board of Directors and the Chairman and Chief Executive Officer on other compensation and employee benefit matters. The Compensation and Planning Committee's responsibilities are also set forth in Article III, Section 3 of the Bylaws.

        B.    Philosophy.    The Compensation and Planning Committee's philosophy pertaining to executive compensation shall be described in its report set forth each year in the Company's annual proxy statement.

III.    Fiduciary Oversight

        A.    Philosophy.    The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations.

        B.    Duty of Loyalty and Care.    Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company's stockholders as a whole.

        C.    Access to Management.    The Board of Directors shall have complete access to the Company's management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operations of the Company and that such contact, if in writing, is copied to the Chief Executive Officer.

        D.    Audit and Public Policy Committee Role.    The Audit and Public Policy Committee's functions and responsibilities are set forth in its Charter and in Article III, Section 2 of the Bylaws.

IV.    Strategic Planning and Talent Management

        A.    Review of Strategic Plans.    At least annually, the Board of Directors shall review the strategic plan for each of the Company's major businesses.

        B.    Company Organization Structure.    Management shall be responsible for informing the Board of Directors on major organization matters and issues relating to the Company's organization structure.

        C.    Talent Management Reviews.    The Chief Executive Officer shall regularly review key executive talent development, including succession planning, with the Board of Directors.

V.    Board Elections: One Share-One Vote.

        In accordance with Article I, Section 3 of the Bylaws, each stockholder eligible to vote on a matter submitted to a stockholder vote shall be entitled to one vote, in person or by proxy, for each share of common stock entitled to vote held by such stockholder.

EXHIBIT A
CORPORATE GOVERNANCE GUIDELINES
MEMBERSHIP CRITERIA FOR DIRECTORS

        It is the desire of Edwards Lifesciences Corporation to select individuals for nomination to the Board of Directors, who, if elected, will best serve the interests of the Company and its stockholders. To accomplish this goal, each candidate nominee should:

  •
  Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

  •
  Have a genuine interest in the Company and a recognition that as a member of the Board, each director is accountable to the stockholders of the Company, not to any particular interest group.

  •
  Have a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization.

  •
  Be or have been in a senior position in a complex organization such as a corporation, university or major unit of government.

  •
  Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders.

  •
  Have the ability and be willing to spend the time required to function effectively as a director.

  •
  Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director.

  •
  Have independent opinions and be willing to state them in a constructive manner.

        Directors shall be selected on the basis of talent and experience. The Company seeks a Board with diversity of background among its members, including diversity of experience, gender, race, ethnic or national origin, and age. A substantial majority of the Board shall consist of individuals who are not members of the operating management of the Company.

        In certain circumstances it may be appropriate not to nominate current Board members prior to their mandatory retirement age if they no longer meet the criteria for membership described above. If a director discontinues or changes the employment affiliation held at the time of election as a director, becomes involved in a current or potential conflict of interest, becomes unable to spend the required time or becomes disabled, that director shall submit a letter of resignation for consideration by the Board. The Compensation and Planning Committee shall recommend to the Board what action, if any, to be taken with respect to the resignation. No member of the Board whose Board membership is being reviewed shall participate in the review process or vote on the matter.

PROCEDURES FOR HANDLING UNSOLICITED
RECOMMENDATIONS FOR BOARD MEMBERSHIP

        All applications, recommendations or proposed nominations for Board membership received by the Company shall be referred to the Compensation and Planning Committee. Nominations made other than by or at the direction of the Board of Directors and the Chief Executive Officer shall be made pursuant to the regulations set forth in the Company's Bylaws.

APPENDIX C

LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
AS AMENDED AND RESTATED THROUGH FEBRUARY 20, 2003

EDWARDS LIFESCIENCES CORPORATION
LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
(AS AMENDED AND RESTATED FEBRUARY 20, 2003)

Article 1.    Establishment, Objectives, and Duration

        1.1    Establishment of the Program.    Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates the incentive compensation plan established April 1, 2000 and known as the "Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program" (hereinafter, as amended and restated, referred to as the "Program"), as set forth in this document. The Program permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, and Performance Units.

        The Program became effective as of April 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        The Program was amended and restated effective as of July 12, 2000 to clarify the definition of "Subsidiary" and was subsequently further amended and restated as of May 8, 2002 and, subject to stockholder approval, February 20, 2003.

        1.2    Objectives of the Program.    The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. Awards generally are made in conjunction with services performed by the Participant within the previous twelve (12) months.

        The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

        1.3    Duration of the Program.    The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program's provisions. However, in no event may an Award be granted under the Program on or after April 1, 2010.

Article 2.    Definitions

        Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1    "Award" means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, or Performance Units.

        2.2    "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

        2.3    "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.4    "Change in Control" of the Company shall mean the occurrence of any one of the following events:

    (a)
    Any "Person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

    (b)
    During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.4(a), 2.4(c), or 2.4(d) of this Section 2.4) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

    (c)
    The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

    (d)
    The Company's stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

        2.5    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6    "Committee" means the Compensation Committee or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

        2.7    "Company" means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

        2.8    "Contractor" means an individual providing services to the Company who is not an Employee or member of the Board, and who does not participate in the Edwards Lifesciences Corporation Nonemployee Directors and Consultants Stock Incentive Program.

        2.9    "Covered Employee" means a Participant who is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        2.10    "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

        2.11    "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

        2.12    "Employee" means any employee of the Company or of a Subsidiary of the Company. Directors who are employed by the Company shall be considered Employees under this Program.

        2.13    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.14    "Fair Market Value" means, at any date, the closing sale price on the principal securities exchange on which the Shares are traded on the last previous day on which a sale was reported.

        2.15    "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

        2.16    "Insider" shall mean an individual who is, on the relevant date, an officer, director, or beneficial owner of more than ten percent (10%) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

        2.17    "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

        2.18    "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.19    "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.20    "Participant" means an Employee or Contractor who has been selected to receive an Award or who has outstanding an Award granted under the Program.

        2.21    "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) applicable to compensation payable to Covered Employees.

        2.22    "Performance Share" means an Award granted to a Participant, as described in Article 8 herein.

        2.23    "Performance Unit" means an Award granted to a Participant, as described in Article 8 herein.

        2.24    "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

        2.25    "Restricted Stock" means an Award granted to a Participant pursuant to Article 7 herein.

        2.26    "Retirement" means, unless otherwise defined in the applicable Award Agreement, any termination of an Employee's employment or a Contractor's service after age fifty-five (55) other than due to death, Disability or, with respect to Awards made on or after May 8, 2002, Cause, provided that such Employee or Contractor has at least a combined ten (10) years of service with the Company and Baxter International Inc. A Participant's number of years of service with the Company and Baxter International Inc. shall be determined by calculating the number of complete twelve-month (12) periods of employment from the Participant's original date of hire as an Employee or Contractor with the Company or Baxter International Inc. to the Participant's date of employment or service termination. Employment or service with Baxter International Inc. shall be included for purposes of determining qualification for Retirement only to the extent that such employment or service immediately, and without any break, precedes employment or service with the Company. For purposes of this definition, unless defined otherwise in the applicable Award Agreement, "Cause" means: (a) a Participant's willful and continued failure to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from Disability); (b) a Participant's willfully engaging in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or (c) a Participant's having been convicted of a felony. For the purpose of determining "Cause," no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interests of the Company or a Subsidiary.

        2.27    "Shares" means the shares of common stock of the Company.

        2.28    "Subsidiary" means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3.    Administration

        3.1    General.    The Program shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which shall consist of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board. Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed from time to time by, and shall serve at the sole discretion of, the Board.

        The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided, however, that the Committee shall not be able to delegate its authority with respect to: (i) granting Awards to Insiders; (ii) granting Awards that are intended to qualify for the Performance-Based Exception; and (iii) certifying that any performance goals and other material terms attributable to Awards that are intended to qualify for the Performance-Based Exception have been satisfied.

        3.2    Authority of the Committee.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 14, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate, or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) to design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that except for adjustments made pursuant to Section 5.4, no outstanding Option will be amended to lower the exercise price or will be canceled for the purpose of reissuing such Option to a Participant at a lower exercise price without the approval of the Company's stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, directors, Employees, Contractors, Participants, and their estates and beneficiaries.

Article 4.    Eligibility and Participation

        4.1    Eligibility.    Persons eligible to participate in this Program shall include all Employees and Contractors. Directors who are not Employees of the Company shall not be eligible to participate in the Program.

        4.2    Actual Participation.    Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Employees and Contractors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5.    Shares Subject to the Program and Maximum Awards

        5.1    Number of Shares Available for Grants.    Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be fifteen million five hundred thousand (15,500,000) Shares. No more than five hundred thousand (500,000) Shares reserved for issuance under the Program may be granted in the form of Shares of Restricted Stock. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program. The following rules shall apply to grants of such Awards under the Program:

    (a)
    Options:    The maximum aggregate number of Shares that may be granted in the form of Options in any one (1) fiscal year to any one (1) Participant shall be one million (1,000,000).

    (b)
    Restricted Stock:    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock in any one (1) fiscal year to any one (1) Participant shall be fifty thousand (50,000).

    (c)
    Performance Shares:    The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one (1) fiscal year to any one (1) Participant shall be equal to the value of one hundred thousand (100,000) Shares.

    (d)
    Performance Units:    The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Units granted in any one (1) fiscal year to any one (1) Participant shall be equal to two million dollars ($2,000,000).

        5.2    Type of Shares.    Shares issued under the Program in connection with Stock Options and Performance Shares may be authorized and unissued Shares or issued Shares held as treasury Shares. Shares issued under the Program in connection with Restricted Stock shall be issued Shares held as treasury Shares; provided, however, that authorized and unissued Shares may be issued in connection with Restricted Stock to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

        5.3    Reuse of Shares.

  (a)
  General.    In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available as Awards under the Program.

  (b)
  Restricted Stock.    In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.

  (c)
  Limitation.    Notwithstanding the provisions of Sections 5.3(a) or 5.3(b) above, the following Shares shall not be available for reissuance under the Program: (i) Shares which are withheld from any Award or payment under the Program to satisfy tax withholding obligations; (ii) Shares which are surrendered to fulfill tax obligations incurred under the Program; and (iii) Shares which are surrendered in payment of the Option Price upon the exercise of an Option.

        5.4    Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program, and in the Award limits set forth in Section 5.1, as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 6.    Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. If all or any portion of the exercise price or taxes incurred in connection with the exercise are paid by delivery (or, in the case of payment of taxes, by withholding of Shares) of other Shares of the Company, the Options may provide for the grant of replacement Options.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The only exception to the foregoing shall be for Options issued to Participants upon the conversion of their Baxter International Inc. stock options at the time of the Company's spin-off from Baxter International Inc.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time, not later than the tenth (10th) anniversary date of its grant, as the Committee shall determine; provided, however, that an Option may have such shorter or longer term as the Committee shall deem necessary to comply with applicable federal, state, local or, if applicable, foreign law, or, if the Committee so determines, to qualify for favorable tax treatment. Unless the Committee determines otherwise, the term of each Option granted to a Participant after February 20, 2003 shall expire on the seventh (7th) anniversary date of its grant, subject to such provisions for earlier expiration as the Committee may specify in accordance with Section 6.8 (relating to termination of employment or service) or otherwise.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice (or such other form of notice as the Company may specify) of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or a satisfactory "cashless exercise" notice).

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months, or such shorter or longer period, if any, as is necessary to avoid variable accounting treatment); (c) by a cashless exercise, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time, (d) by any other means which the Committee determines to be consistent with the Program's purpose and applicable law, or (e) by a combination of two or more of (a) through (d).

        Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory "cashless exercise" notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment or Service.    Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Nontransferability of Options.

  (a)
  Incentive Stock Options.    No ISO granted under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Program shall be exercisable during his or her lifetime only by such Participant.

  (b)
  Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10    Substitution of Cash.    Unless otherwise provided in a Participant's Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 14.2), in the event of a Change in Control in which the Company's stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the greater of (i) the highest per Share price offered to stockholders in any transaction whereby the Change in Control takes place, or (ii) the Fair Market Value of a Share on the date the Change in Control occurs, over the Option Price.

Article 7.    Restricted Stock

        7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        7.2    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        7.3    Restriction on Transferability.    Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

        7.4    Other Restrictions.    Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

    (a)
    A required period of employment or service as a Contractor with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

    (b)
    A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her employment or service as a Contractor during the Period of Restriction.

    (c)
    A prohibition against employment of Participants holding Shares of Restricted Stock by any competitor of the Company, against such Participants' dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company's employees for employment by another entity.

        Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such Shares are certificated, in the sole discretion of the Committee, may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

        Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

        7.5    Voting Rights.    Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

        7.6    Dividends and Other Distributions.    Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

        7.7    Termination of Employment or Service.    Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant's employment with the Company or service to the Company as a Contractor. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 8.    Performance Units and Performance Shares

        8.1    Grant of Performance Units/Shares.    Subject to the terms of the Program, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        8.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a "Performance Period."

        8.3    Earning of Performance Units/Shares.    Subject to the terms of this Program, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        8.4    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable

Performance Period. Subject to the terms of this Program, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 7.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

        8.5    Termination of Employment or Service Due to Death, Disability, or Retirement.    Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, following termination of the Participant's employment with the Company or service to the Company as a Contractor, by reason of death, Disability, or Retirement during a Performance Period, the Participant or his legal representative shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

        Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

        8.6    Termination of Employment or Service for Other Reasons.    In the event that a Participant's employment or service to the Company as a Contractor terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

        8.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Program shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 9.    Performance Measures

        Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

    (a)
    Earnings per share;

    (b)
    Net income (before or after taxes);

    (c)
    Return measures (including, but not limited to, return on assets, capital, equity, or sales);

    (d)
    Cash flow return on investments which equals net cash flows divided by owners' equity;

    (e)
    Gross revenues;

    (f)
    Market-to-book value ratio;

    (g)
    Share price (including, but not limited to, growth measures and total shareholder return);

    (h)
    Working capital measures;

    (i)
    Economic value added; and

    (j)
    The percentage of sales generated by new products.

        Subject to the terms of the Program, each of these measures shall be defined by the Committee on a corporation or subsidiary basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the corporation's auditors.

        The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals or the size of Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward in terms of either the degree of goal attainment or size (the Committee shall retain the discretion to adjust the degree of goal attainment or the size of the Awards downward).

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 10.    Beneficiary Designation

        Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 11.    Deferrals

        The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any performance goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.    Rights of Employees and Contractors

        12.1    Employment.    Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant's employment or service to the Company as a Contractor, nor confer upon any Participant any right to continue in the employ of the Company or to provide services to the Company as a Contractor.

        12.2    Participation.    No Employee or Contractor shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 13.    Change in Control

        Except as may otherwise be provided in a Participant's Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a)
    Any and all Options granted hereunder shall become immediately exercisable, and, if granted before May 8, 2002, shall remain exercisable throughout their entire term;

    (b)
    Any restriction periods and restrictions imposed on Shares of Restricted Stock that are not performance-based shall lapse;

    (c)
    The vesting of all performance-based Awards denominated in Shares such as performance-based Restricted Stock and Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period(s) which has elapsed prior to the Change in Control. The vesting of Awards denominated in cash, such as Performance Units, shall also be accelerated as of effective date of the Change in Control and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata cash payment with the proration determined as a function of the length of time within the Performance Period(s) which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals; provided, however, that if an Option or Share of Restricted Stock granted on or after May 8, 2002 becomes exercisable or vests only after either (i) a minimum fixed period of employment or service (the duration of which is determined by the Committee at the time of the grant of the Award) or (ii) the earlier achievement of a performance-related goal, its exercisability or vesting shall not automatically accelerate in full in accordance with Article 13 (a) or (b) above, but may accelerate if and to the extent provided in the applicable Award Agreement.

Article 14.    Amendment, Modification, and Termination

        14.1    Amendment, Modification, and Termination.    Subject to the terms of the Program, including Section 14.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part and the Committee may amend Awards previously granted under the Program.

        14.2    Awards Previously Granted.    Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 15.    Compliance with Applicable Law and Withholding

        15.1    General.    The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

    (a)
    The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

    (b)
    Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

    (c)
    With respect to any person who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

    (d)
    If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        15.2    Securities Law Compliance.    With respect to Insiders, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Program or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        15.3    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, local and foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

        15.4    Share Withholding.    Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations; provided that Participants may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to or less than the minimum withholding tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 16.    Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17.    Successors

        All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18.    Legal Construction

        18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        18.2    Severability.    In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

        18.3    Governing Law.    To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

PROXY
EDWARDS LIFESCIENCES CORPORATION
P	Proxy for Annual Meeting on May 14, 2003
R	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O X Y	The undersigned hereby appoints Vernon R. Loucks Jr., Philip M. Neal and David E.I. Pyott proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the others, to represent and to vote all shares of stock of Edwards Lifesciences Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Edwards Lifesciences Corporation to be held at the corporate headquarters of Edward Lifesciences Corporation, One Edwards Way, Irvine, California 92614, on Wednesday, May 14, 2003, at 10:00 a.m., Pacific Daylight Time, and any adjournments thereof, as indicated in the proposals described in the Proxy Statement, and all other matters properly coming before the meeting.

This proxy will also serve to instruct the trustees of Edwards Lifesciences Corporation 401(k) Savings and Investment Plan and the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan to vote in accordance with the instructions on the reverse side all shares held for the undersigned in such plans. For shares in your Savings and Investment Plan account, voting instructions submitted over the Internet, by telephone or by mail must be received by the Trustee by 11:59 p.m., Eastern Daylight Time, on Sunday, May 11, 2003.
IMPORTANT—This Proxy Must Be Signed And Dated On The Reverse Side If Voting By Mail.
SEE REVERSE SIDE
/*\ FOLD AND DETACH HERE IF VOTING BY MAIL /*\

Edwards Lifesciences Corporation Annual Meeting of Stockholders Wednesday, May 14, 2003 at 10:00 a.m. PDT One Edwards Way Irvine, California 92614 (949) 250-2500 www.edwards.com
Telephone vote at 1-877-779-8683 or Internet vote at www.eproxyvote.com/ew

☒	Please mark your votes as in this example.	5475
The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. If no direction is made, the proxies will vote FOR both director nominees listed and FOR Proposals 2 and 3.
The Board of Directors recommends a vote FOR both nominees for election as directors and FOR Proposals 2 and 3.
		FOR	WITHHOLD AUTHORITY				FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	Directors: 01. Michael A. Mussallem 02. Mike R. Bowlin	2.	Approval of amendment of the Long-Term Stock Incentive Compensation Program	☐	☐	☐
To withhold authority to vote for any nominee, specify name below:					3.	Ratification of Appointment of Independent Auditors	☐	☐	☐

							Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL.

							SIGNATURE		DATE

							SIGNATURE		DATE
/*\ FOLD AND DETACH HERE IF VOTING BY MAIL /*\

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card. Telephone and Internet voting are available 24 hours a day, 7 days a week until 11:59 p.m. (EDT), on Tuesday, May 13, 2003.

For shares in your Savings and Investment Plan account, voting instructions submitted over the Internet, by telephone or by mail must be received by the Trustee by 11:59 p.m. (EDT), on Sunday, May 11, 2003.

TO VOTE BY TELEPHONE:
1.	Using a touch-tone phone, call 1-877-779-8683. This is a toll-free call. Have your proxy card in hand when you call. From outside the U.S. or Canada, you may call 1-201-536-8073.
2.	When prompted, enter the Voter Control Number shown directly above. After following the voting instructions, your vote will be confirmed when you hear "Thank you for voting."
TO VOTE VIA THE INTERNET:
1.	Go to the website www.eproxyvote.com/ew and enter the Voter Control Number directly above when prompted.
2.	Follow the step-by-step instructions on the computer screen.
TO VOTE BY MAIL:
1.	Mark, sign and date the proxy card and return it in the postage-prepaid envelope provided.

QuickLinks

PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CLASS III DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2006
CLASS I DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2004
CLASS II DIRECTORS—TERM SCHEDULED TO EXPIRE IN 2005
PROPOSAL 2 AMENDMENT OF LONG-TERM STOCK INCENTIVE COMPENSATION PROGRAM
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT AND PUBLIC POLICY COMMITTEE
FEES PAID TO PRINCIPAL ACCOUNTANTS
REPORT OF THE COMPENSATION AND PLANNING COMMITTEE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN
OTHER BUSINESS
APPENDIX A CHARTER OF THE AUDIT AND PUBLIC POLICY COMMITTEE OF THE BOARD OF DIRECTORS OF EDWARDS LIFESCIENCES CORPORATION
APPENDIX B CORPORATE GOVERNANCE GUIDELINES OF EDWARDS LIFESCIENCES CORPORATION
Table of Contents
EXHIBIT A (TO APPENDIX B) CORPORATE GOVERNANCE GUIDELINES MEMBERSHIP CRITERIA FOR DIRECTORS
APPENDIX C LONG–TERM STOCK INCENTIVE COMPENSATION PROGRAM AS AMENDED AND RESTATED THROUGH FEBRUARY 20, 2003